                                3,500,000 Shares

                         INTELLIGENT LIFE CORPORATION,

                                  COMMON STOCK
                           (Par Value $.01 Per Share)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                May 12, 1999

ING BARING FURMAN SELZ LLC
WARBURG DILLON READ LLC
 a subsidiary of UBS AG
As Representatives of the
 several Underwriters
c/o ING Baring Furman Selz LLC
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

Ladies and Gentlemen:

     Section 1. Introduction. Intelligent Life Corporation, a Florida corporation (the "Company"), proposes to issue and sell to the several
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underwriters named in Schedule I hereto (the "Underwriters"), for which ING
                                              ------------
Baring Furman Selz LLC and Warburg Dillon Read LLC, a subsidiary of UBS AG are acting as representatives (the "Representatives"), an aggregate of 3,500,000
                                ---------------
shares of the Company's common stock, par value $.01 per share (the "Common
                                                                     ------
Stock").  The 3,500,000 shares of Common Stock to be sold by the Company are
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referred to herein as the "Firm Shares."  The Company also proposes to issue and
                           -----------
sell to the several Underwriters an aggregate of not more than 525,000 additional shares of Common Stock (the "Additional Shares"), if requested by the
                                        -----------------
Underwriters in accordance with Section 9 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the "Shares." The
                                                              ------
words "you" and "your" refer to the Representatives.
       ---       ----

     The Company hereby agrees with the several Underwriters as follows:

     Section 2. Representations and Warranties of the Company. The Company represents, warrants and agrees with each of the Underwriters that:

          (a) Preparation, Filing of Registration Statement, Preliminary Prospectuses, Prospectus. A registration statement on Form S-1 (File No. 333-74291) under the
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     Securities Act of 1933 as amended (the "Act"), with respect to the Shares,
                                             ---
     including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration
      ----------                    ---------------------
     statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. As used in this Agreement, the term "Registration Statement" means such
                                       ----------------------
     registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) and shall also mean any registration statement filed pursuant to Rule 462(b) under the Act; the term "Preliminary Prospectus" means each prospectus subject to completion
      ----------------------
     contained in the Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant
      ----------
     to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

          (b) Compliance with Registration Requirements. The Company has not received any order preventing or suspending the use of any Preliminary Prospectus and the Company has not received any notice that the Commission has instituted nor, to the Company's knowledge, has the Commission threatened to institute any proceedings with respect to such an order.
     When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with, the requirements of the Act and the Rules and Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with, the requirements of the Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
     When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in
     Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) shall not apply to (i) statements or omissions made in any Preliminary Prospectus which have been corrected in a subsequent Preliminary Prospectus or the Prospectus or (ii) statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.

          (c) Due Incorporation, Qualification of Company. The Company (i) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with sufficient corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (A) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and (B) in which it owns or leases property. "Material Adverse Effect" means, when used in
                                  -----------------------
     connection with the Company, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other) or results of operations of the Company.

          (d) Capitalization. The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, based on the assumptions and including the exceptions set forth therein and the footnotes thereto. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. As of the Closing Date, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, other than those which have been waived or satisfied, and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have been waived or satisfied, for or relating to, the registration of any securities of the Company. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration

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

     requirements of the applicable state securities or Blue Sky laws. The Shares have been duly authorized; on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, (i) the Firm Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and (ii) good and marketable title to the Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever.

          (e) Exchange Act Registration; Nasdaq. The Company has filed a registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to register the Common Stock
                                   ------------
     thereunder. The Company has received, subject to notice of issuance, approval to have the Shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System, and the Company knows of no reason or set of facts which is reasonably likely to adversely affect such approval.

          (f) Financial Statements. The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, in all material respects, the consolidated financial condition, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by KPMG LLC or Thomas & Clough Co., P.A., as indicated therein, each of which are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information set forth under the captions "Prospectus Summary Summary Financial and Operating Data" and "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been prepared on a basis consistent with the consolidated financial statements of the Company.

          (g) Tax Returns. The Company has filed all necessary federal, state and local income, franchise and other material tax returns and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency that is reasonably likely to be assessed against the Company which, if so assessed, would have a Material Adverse Effect.

          (h) Insurance. The Company maintains insurance of the types and in amounts which it reasonably believes to be adequate for the business of the Company, all of which insurance is in full force and effect. The Company
     (i) has not received any notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance and (ii)

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

     has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or will not be able to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company.

          (i) Absence of Proceedings. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement,
     (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) if decided adversely to the Company, would have a Material Adverse Effect.

          (j) Authorization; Binding Agreement; No Violation. The Company has all requisite corporate, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of general equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its property is or may be subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties, except, in the cases of clauses (ii) and (iii) above, for breaches, violations, defaults or terminations which would not be reasonably likely to have a Material Adverse Effect.

          (k) Exhibits. All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company is a party or by which it is or may be bound or to which any of its assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company and, assuming such agreements are the legal, valid, binding and enforceable agreements of the other parties thereto, constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights generally and the application of general equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          (l) Liabilities, Obligations, Dividends; No Material Adverse Change. Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, (i) the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, or purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business and there has been no material change in capital stock or long- or short-term debt of the Company, and (ii) there has not been any Material Adverse Effect.

          (m) No Violation. The Company (or the manner in which it conducts its business) is not in breach or violation of, or in default under, any term or provision of (i) its certificate of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate would have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or

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     properties and the effect of which breach or default singly or in the aggregate would have a Material Adverse Effect.

          (n) Labor Disturbances. No labor disturbance by the employees of the Company exists or, to the Company's knowledge, is threatened.

          (o) Intellectual Property. The Company owns and possess all right, title and interest in and to, or have duly licensed from other parties, all trademarks, copyrights and other proprietary rights ("Trade Rights")
                                                           ------------
     material to the business of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any party as to such material Trade Rights that has not been resolved or disposed of and, to the Company's knowledge, the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

          (p) Absence of Further Requirements. No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be required to be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

          (q) No Stabilization or Manipulation. Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

          (r) Properties and Assets. The Company has good and valid title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all mortgages, liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets. The Company owns or leases all such properties as are materially necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company, and under which the Company holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and the Company is not in default in respect of any of the material terms or provisions of any such material leases or subleases, and the Company does not have notice of any claim which has been asserted by anyone adverse to the Company's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's right to the continued possession of the leased or subleased premises under any such material lease or sublease, in each case which default or claim would have a Material Adverse Effect.

          (s) Environmental, Safety, Health, Similar Laws. The Company has not violated any environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the federal Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the consequences of which violation would have a Material Adverse Effect.

          (t) Licenses, Permits. The Company holds and at the Closing Date and any later Option Closing Date, as the case may be, will hold, all material franchises, licenses, permits, approvals, certificates and other authorizations ("Authorizations") from federal, state and foreign and other
                      --------------
     governmental or regulatory authorities necessary to the ownership, leasing and operation of their properties or required for the present conduct of business, and such Authorizations are in full force and effect and the Company is in compliance therewith in all material respects except where the failure so to obtain, maintain or comply would not be reasonably likely to have a Material Adverse Effect. No event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) that allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the material rights of the holder of any such Authorization.

          (u) Related Party Relationships/Transactions. Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

          (v) Statistical, Market-Related Data. The statistical and market-related data included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are based on or derived from independent sources that the Company believes to be reliable and accurate in all material respects, or represent the Company's good-faith estimate made on the basis of data derived from such sources.

          (w) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) Compliance with Cuba Act. The Company is in compliance with all provisions of Florida Statutes (S)517.075, and the regulations thereunder, relating to issuers doing business with Cuba.

          (y) Political Contributions; Payments to Officials. The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

          (z) Investment Company Act. The Company is not, and after giving effect to the offering of the Shares contemplated hereby and the application of the proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an investment company, as such terms are defined in Section 3(a) of the Investment Company Act of 1940, as amended.

          (aa) Year 2000. The Company has reviewed its operations and has made inquiries of any other parties with which the Company has a material relationship in order to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (as defined below). As a result of such review, management of the Company has no reason to believe, and does not believe, that the Year 2000 Problem will result in a Material Adverse Effect or result in any material loss or interference with the business or operations of the Company. The "Year 2000 Problem" means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     Section 3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $[____] per Share, the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I.
                                                                  ----------

     Delivery of certificates, and payment of the purchase price, for the Firm Shares shall be made at the offices of ING Baring Furman Selz LLC at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, or such other location as shall be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 10:00 a.m., New York City time, on May 18, 1999 or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the
                                            ------------
certificates for the Firm Shares shall be made through the facilities of the Depository Trust Company to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares by wire transfer of immediately-available funds to an account designated to the Representatives in writing at least two business days preceding the Closing Date. The certificates for the Shares to be so delivered will be in definitive, fully-registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Firm Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York time on the business day prior to the Closing Date.

     Section 4. Public Offering of the Shares. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

     Section 5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

          (a) Filing of Registration Statement, Prospectus. Promptly following execution of this Agreement, the Company shall file with the Commission either (i) if the Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to the Registration Statement filed with the Commission (or, if no such amendment shall have been filed, in the Registration Statement), with such insertions and changes as are required by Rule 430A under the Act and as shall have been provided to and approved by the Representatives prior to the filing thereof, or (ii) if the Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to the Registration Statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the filing thereof. If the Registration Statement does not cover all of the Shares, the Company shall file with the Commission a registration statement under Rule 462(b) of the Rules and Regulations registering the Shares not so covered by 10:00 p.m., New York City time, on the date of this Agreement, and shall pay to the Commission the filing fee for such registration statement at the time of filing or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations.

          (b) Effectiveness; Amendments, Final Prospectus. The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus or the amendment referred to in the third sentence of Section 2(a) hereof or any amendment or supplement to such prospectus or any amendment to the Registration Statement, of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent.

          (c) Information to be Provided to Representatives; Stop Orders. As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives (i) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus in any jurisdiction or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

          (d) Blue Sky Laws. The Company will (i) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or Blue Sky Laws of such jurisdictions as the Representatives may designate, and the continuation of such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (ii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clause (i); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

          (e) Use of Prospectus; Amendment. The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. The Company shall promptly notify the Representatives if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations. In such case, and at any other time during such period that counsel to the Underwriters determines that it is necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will, subject to Section 5(a) hereof, promptly prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus that will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters, and shall use its best efforts to cause any such amendment to the Registration Statement to become effective as soon as possible. In the event that any Underwriter is required to deliver a prospectus nine months or more following the effective date of the Registration Statement, the Company shall upon request (but at the expense of such Underwriter) prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (f) Earnings Statement. As soon as practicable, but in any event not later than 45 days after the end of the twelve-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least twelve consecutive months after the effective date of the Registration Statement.

          (g) Reports. During the period of five years from the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representatives:

                (i) concurrently with furnishing any quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders;

                (ii) concurrently with furnishing annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of income, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                (iii) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

                (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange;

                (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs that is released or prepared by the Company; and

                (vi) any additional information of a public nature concerning the Company or its business that is in the possession of the Company at such time and that the Representatives may reasonably request.

     During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

          (h) Material Transactions. The Company will not, prior to the earliest of the Option Closing Date, the termination or expiration of the Underwriters' right to purchase Additional Shares, and the purchase of all Additional Shares available for purchase pursuant to Section 9, enter into any material transaction, other than in the ordinary course of business and except as contemplated by the Prospectus.

          (i) Transfer Agent, Registrar. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

          (j) Copies of Registration Statement, Preliminary Prospectus, Prospectus. The Company will furnish to the Representatives or on the Representatives' order, without charge, at such place as the Representatives may designate, copies of the Registration Statement (of which two copies will be signed, and which will include all financial statements and exhibits) and any pre-effective or post-effective amendments thereto (of which two copies will be signed, and which will include all financial statements and exhibits), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request.

          (k) Correspondence with the Commission. The Company will promptly deliver to the Representatives copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

          (l) Limitation on Issuance and Sale. Without the prior written consent of ING Baring Furman Selz LLC, which shall not be unreasonably withheld, the Company will not issue or directly or indirectly offer, sell, offer to sell, contract to sell, grant any option for the sale or purchase of, or otherwise dispose of (or announce any issuance, offer, sale, offer to sell, contract to sell, option grant or other disposition of) any shares of Common Stock or any security convertible or exchangeable into or exercisable for Common Stock, or any substantially similar securities, for a period of 180 days from the date of the Prospectus, except for: (i) the issuance of shares of Common Stock upon conversion of the 54,229 outstanding shares of Series A Convertible Preferred Stock and the 24,359 outstanding shares of Series B Convertible Preferred Stock in connection with the consummation of the transactions contemplated hereby and by the Prospectus; (ii) the issuance of options to subscribe for shares of Common Stock or the issuance of shares of Common Stock, in each case pursuant to the Company's 1997 Equity Compensation Plan or 1999 Equity Compensation Plan (each as defined in the Prospectus); (iii) the issuance of shares of Common Stock in connection with an acquisition by the Company of, or joint venture or similar transaction with, another business or entity, provided that either (x) the terms of such acquisition, joint venture or similar transaction prohibit the resale or other disposition of such shares for the period ending 180 days after the date hereof, or (y) a favorable opinion (setting forth no material qualification other than such as are normally included in such opinions) is issued by a nationally recognized investment bank as to the fairness of the transaction to unaffiliated shareholders of the other company prior to execution by the Company of any agreement relating to such acquisition, joint venture or similar transaction; and
     (iv) as contemplated by the Prospectus.

          (m) Listing on Nasdaq. The Company will use its best efforts to cause the Shares to be included for quotation on the Nasdaq National Market prior to the Closing Date, and to maintain the listing of the Shares on the Nasdaq National Market or a national securities exchange for a period of three years following the date of this Agreement.

          (n) Use of Proceeds. The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (o) Filing of Reports. The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations and the Exchange Act and the rules and regulations thereunder.

          (p) Communications with Press. Prior to the earliest of the Option Closing Date, the termination or expiration of the Underwriters' right to purchase Additional

     Shares, and the purchase of all Additional Shares available for purchase pursuant to Section 9, the Company will issue no press release or other communication (except for communications relating to product announcements in the ordinary course of business) and hold no press conferences with respect to the Company or with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company or the Offering without the prior consent of the Representatives, which shall not be unreasonably withheld.

          (q) Other Tasks. The Company will exercise its best efforts to do and perform all tasks required or necessary to be done or performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          Section 6.  Expenses.

          (a) Responsibility for Company/Underwriter Expenses. Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, subject to
Section 6(a), the Company will pay, and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to,
(i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Underwriters' Power of Attorney, and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or Blue Sky Laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and reasonable fees of counsel for the Underwriters and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission relating to registration of the Shares under the Act, (v) any fees and expenses in connection with the quotation of the Shares on the Nasdaq National Market, (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the underwriting of the Shares as set forth in this Agreement, (vii) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including the transfer agent's and the registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company pursuant to this Agreement, (viii) costs and expenses incident to any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters), (ix) costs and expenses of advertising relating to the offering of the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters), and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this section. Except as set forth above and in Section 6(b) below, the Underwriters shall pay all of their own expenses (including the fees and disbursements of their counsel and their travel expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (b) Responsibility for Expenses if Purchase of Shares Not Consummated. If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of the Representatives giving the notice to the Company set forth in Section 11(a), the Company shall reimburse the several Underwriters for their reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

          Section 7. Conditions of the Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to, in the
                                         ----------
discretion of the Underwriters, the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date, the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof, the performance by the Company on and as of the Closing Date of all of its covenants and agreements hereunder which are to be performed on or prior to the Closing Date, and the following additional conditions:

          (a)  Effectiveness of Registration Statement, Filing of Prospectus.
If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representatives shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement (including any registration statement filed under Rule 462(b)) shall have been declared effective not later than 11:00 a.m. New York time, on the first business day following the date hereof or such later time and date to which the Representatives shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated or threatened by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) No Misstatements/Omissions. The Registration Statement, or any amendment thereto, shall not contain an untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading, and the Prospectus, or any supplement thereto, shall not contain an untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Opinion of Underwriters' Counsel. On or prior to the Closing Date, the Representatives shall have received from White & Case LLP, counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request, and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

          (d) Opinion of Counsel to the Company. On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Morris, Manning & Martin, L.L.P. counsel to the Company, in the form attached hereto as Appendix A, addressed to the Underwriters.
                        ----------

          (e) Other Documents, Certificates, Opinions. On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

          (f) Comfort Letter of Thomas & Clough Co., P.A. At the time of execution of this Agreement, the Representatives shall have received a letter from Thomas & Clough Co., P.A., addressed to the Company and the Underwriters, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and setting forth certain information as may be requested by the Representatives concerning financial and operating data of the Company for the years ending June 30, 1996 and 1997 contained in the Preliminary Prospectus. Such letter shall be in a form reasonably satisfactory to the Representatives and their counsel.

          (g) Comfort Letter and Bringdown Letter of KPMG LLC. At the time of execution of this Agreement, the Representatives shall have received a letter from KPMG LLC, addressed to the Company and the Underwriters, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and setting forth certain information as may be requested by the Representatives concerning financial and operating data of the Company for the year ending June 30, 1998 contained in the Preliminary Prospectus (the "KPMG Original Letter"). On the Closing Date, the
                      --------------------
     Representatives shall have received
     a letter from KPMG LLC, addressed to the Company and the Underwriters, dated the Closing Date, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in the KPMG Original Letter, but carried out to a date not more than three days prior to the Closing Date, (i) confirming that the statements and conclusions set forth in the KPMG Original Letter are accurate as of the Closing Date; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the KPMG Original Letter that are necessary to reflect any changes in the facts described in the KPMG Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. It is a condition of your obligations hereunder that such letter not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from KPMG LLC a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form reasonably satisfactory to the Representatives and their counsel.

          (h) Officers' Certificate. On the Closing Date, the Representatives shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                (i) The representations and warranties of the Company set forth in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons, are contemplated or threatened, under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

                (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplement thereto includes any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, other than as contemplated by the
          Prospectus: the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; the Company has not purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; the Company has not entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), or results of operations of the Company; the Company has not sustained any material loss or damage to its property or assets, whether or not insured; and there is no litigation which is pending or threatened against the Company which if adversely decided would have a Material Adverse Effect.

          References to the Registration Statement and the Prospectus in this paragraph (h) are to such documents as amended and supplemented at the date of the certificate.

          (i) No Material Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any material change specified in the letter referred to in paragraph (g) of this Section 7 or (ii) any material adverse change, or any development involving a reasonably likely prospective material adverse change, in the business or properties of the Company, whether or not arising in the ordinary course of business, which change in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

          (j) No Stop Orders by State Authorities. No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to
     Section 5(d) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

          (k) Lockup Agreements. The Representatives shall have received from each person identified on Appendix B attached hereto an agreement to the
                               ----------
     effect that, absent the prior written consent of ING Baring Furman Selz LLC, such person will not (and, to the extent allowable by law, will not permit any other person who is a transferee of such person's shares of Common Stock or substantially similar securities of the Company to) directly or indirectly offer, sell, offer to sell, contract to sell, grant any option for the sale or purchase of, or otherwise dispose of, any shares of Common Stock (including but not limited to any shares of Common Stock issued or issuable upon conversion of shares of Series A or Series B Preferred Stock of the Company), or any security convertible or exchangeable into or exercisable for Common Stock (including but not limited to shares of Series A and Series B Preferred Stock of the Company), or any substantially similar securities, whether now owned or hereafter acquired or owned by such person listed on Appendix B or with respect to
                                                ----------
     which such person listed on Appendix B has the power of disposition or
                                 ----------
     beneficial ownership (collectively, the "Lockup Shares") or, in any manner,
                                              -------------
     transfer all or a portion of the economic consequences associated with the ownership of the Lockup Shares, for a period of 180 days from the date of the Prospectus otherwise than (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by this restriction.

          (l) Additional Documents. The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Representatives may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company shall be deemed to comply with the provisions hereof (to the extent a form of such document is not attached hereto) only if they are reasonably satisfactory in all material respects to the Representatives and to counsel for the Representatives. The Company shall furnish the Representatives with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company, as to all matters set forth therein, as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

          (m) The Shares shall have been duly authorized for quotation on the Nasdaq National Market.

          Section 8.  Indemnification.

          (a) By the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses reasonably incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein and provided further that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5(j) hereof. The indemnity agreement in this paragraph (a) shall be in addition to any liability that the Company may otherwise have.

          (b) By the Underwriters. Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which the Company, its directors, each of its officers who has signed the Registration Statement or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representatives to the Company expressly for use therein, and will reimburse, as incurred, the Company, its directors, each of its officers who has signed the Registration Statement and such controlling persons for any legal or other expenses reasonably incurred by the Company or any such person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. The indemnity agreement contained in this paragraph (b) shall be in addition to any liability that the Underwriters may otherwise have.

          (c) Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability to the extent that the indemnifying party was not adversely affected by such omission, or from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party has employed such counsel in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; provided, however, that the Company shall only be liable for the reasonable fees and expenses of one such additional counsel in any single jurisdiction plus appropriate local counsel in other jurisdictions. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

          (d)  Contribution.  If the indemnification provided for in this
Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph
(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

          Section 9. Right to Increase Offering. At any time during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or which may be a second closing held on a date subsequent to the Closing Date; in either case the date of such closing shall be referred to herein as the "Option Closing Date") at
                                                    -------------------
which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Firm Shares. In no event shall the Option Closing Date be later than ten business days after written notice of election to purchase Additional Shares is given.

          The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree severally and not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

          No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

          Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

          Section 10. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

          Section 11.  Effective Date and Termination.

          (a) Effective Date. This Agreement shall become effective at 11:00 A.M., New York time on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their sole discretion, shall release the Shares for the sale to the public, unless the Representatives shall have given written notice to the Company that the Representatives on behalf of the Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and of Section 6 and Section 8 hereof shall at all times be effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representatives to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

          (b) Termination. This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representatives by notice to the Company if the Company has failed to comply in any material respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company is not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

                (i) the Company shall have sustained a loss by strike, fire, flood, hurricane, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss is covered by insurance;

                (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market System shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

                (iii) a banking moratorium shall have been declared by New York State or United States authorities;

                (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company that in the Representatives' judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

          (c) Termination After Purchase of Firm Shares. Termination of this Agreement under this Section 11 or Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

          Section 12.  Substitution of Underwriters.

          (a) Default by Underwriter of 10% or Less. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or
(b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares or Additional Shares that it has severally agreed to purchase hereunder) that proportion of the number of Shares or Additional Shares that the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares or Additional Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares or Additional Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be.
In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

          (b) Default by Underwriter of More Than 10%. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or
(b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(a) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          Section 13. Notices. All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or telecopied and confirmed by letter to c/o ING Baring Furman Selz LLC at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention:
Syndicate Department, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036-2787, Attention: Kevin Keogh, or, if sent to the Company, shall be mailed or delivered or telecopied and confirmed by letter to the Company at 11811 U.S. Highway One, Suite 101, North Palm Beach, Florida 33408, Attention: William P. Anderson, III, with a copy to Morris, Manning & Martin L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: John F. Sandy Smith.

          Section 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

          Section 15. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

          Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                 *     *     *

          If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,

                              INTELLIGENT LIFE CORPORATION



                              By:
                                 ---------------------------------
                                 Name:
                                 Title:



Accepted as of the date first
above written:

ING BARING FURMAN SELZ LLC
Acting on its own behalf and as one of the Representatives of the several Underwriters referred to in the foregoing Agreement


By:
   -------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                                  UNDERWRITERS


                   Underwriting Agreement dated May 12, 1999


                                                      Number of Firm
                                                       Shares to be
                                                      Purchased from
Name and Address                                        the Company
----------------                                   ---------------------


ING Baring Furman Selz LLC..........................
Warburg Dillon Read LLC, a subsidiary of UBS AG.....






                                                            -----------
Total...............................................
                                                            ===========

                                                                      APPENDIX A


                       OPINION OF COUNSEL TO THE COMPANY
                       ---------------------------------

          (a) The Company is a corporation validly existing and in good standing under the laws of the state of its incorporation with all requisite corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Prospectus,

          (b) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and, to the knowledge of such counsel, have not been issued in violation of any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

          (c) The Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and, to such counsel's knowledge, will be sold free and clear of any pledge, lien, security interests, encumbrance, claim, or equitable interest, and, to the knowledge of such counsel, not in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right, which rights have not previously been waived, in connection with the purchase or sale of any of the Shares;

          (d) To the knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required by the Act and the Rules and Regulations;

          (e) The statements set forth under the headings "Risk Factors -- Our Articles of Incorporation and Bylaws, as well as Florida law, may prevent or delay a future takeover," "Risk Factors -- future sales of common stock could adversely affect stock price," "Management -- Stock Option and Other Compensation Plans," "Certain Transactions," Description of Capital Stock and "Shares Eligible for Future Sale" in the Prospectus and the statements in response to Items 14 and 15 of Form S-1 of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary in all material respects of such legal matters, documents and proceedings;

          (f) The Company has all requisite corporate legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company;

          (g) None of the Company's execution or delivery of this Agreement, its performance hereof or its consummation of the transactions contemplated herein conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, the terms of the certificate of incorporation or by-laws of the Company, the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which it is or may be bound or to which any of its properties may be subject, or any Florida or United States statute, rule or regulation, or any rule or regulation of any state or federal regulatory body or administrative agency or other governmental agency or body, or, to the knowledge of such counsel, of any arbitrator or court having such jurisdiction;

          (h) No consent, approval, authorization or order of any state or federal court regulatory body or administrative agency or Florida or federal governmental agency or body has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state securities or Blue Sky laws or may be required by the National Association of Securities Dealers, Inc. (as to which such counsel may express no opinion) in connection with the purchase and distribution by the Underwriters of the Shares;

          (i) All holders of Series A and Series B Preferred Stock of the Company who have rights pursuant to a duly executed Shareholders' Agreement to cause the Company to register shares of Common Stock because of the filing of the Registration Statement by the Company, have validly and irrevocably waived such rights; to the best knowledge of such counsel, after due investigation, no other holder of securities of the Company has such registration rights;

          (j) No transfer taxes are required to be paid in connection with the sale or delivery to the Underwriters of the Shares;

          (k) The Company is not an "investment company" or an entity "controlled" by an investment company, as those terms are defined in the Investment Company Act of 1940, as amended;

          (l) The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act; the Shares have been duly authorized for listing on the Nasdaq National Market System;

          (m) To such counsel's knowledge, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency, or any other governmental agency or body, domestic or foreign of a character required to be disclosed in the Registration Statement or the Prospectus, which is not so disclosed therein;

          (n) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor, to such counsel's knowledge, has any proceeding been instituted or contemplated for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the rules and regulations promulgated under the Act within the time period required thereby;

          (o) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable Rules and Regulations promulgated under the Act; and

          (p) Such counsel have no reason to believe that the Registration Statement at the effective date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or at the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering any such opinion, which shall be in accord with the "Interpretive Standards Applicable to Certain Legal Opinions to Third Parties in Corporate Transactions" issued by the State Bar of Georgia, such counsel may rely, (i) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and
(ii) as to matters of Florida law, upon counsel admitted to practice in such jurisdictions who are satisfactory to the Underwriters and their counsel, provided that counsel for the Company shall state that the opinions of such other counsel are satisfactory in scope and substance and that the Underwriters are justified in relying thereon.

          References to the Registration Statement and the Prospectus in such opinion shall include any amendment or supplement thereto at the date of such opinion.

                                                                      APPENDIX B



                   SHAREHOLDERS SUBJECT TO LOCKUP AGREEMENTS
                   -----------------------------------------


ABS Ventures IV, L.P.
ABX Fund, L.P.
ACF II Side Fund Limited Partnership
Antares Capital Partners II, Inc.
BRM Holdings LLC
William P. Anderson, III
Palmer Baker
Cotter Cunningham
John Davison
Jose Fernandez
George Fischer
Christy Heady
Henry Kravis
Robert H. Lessin
Jeremiah Milbank
Peter Minford
Brian Morse
Peter C. Morse
Robert O'Block
Sara Campbell Taylor
Peter Tobeason